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                                                                   Exhibit 10.11

                                LEASE AGREEMENT

                       ARTICLE I - BASIC LEASE PROVISIONS

      Each reference in this Lease to titles or terms contained in Article I shall be deemed to incorporate the applicable definitions or data. The Exhibits attached to this Lease are incorporated by reference.


Date of Lease:             April 6, 2000

Commencement Date:         The later of August 1, 2000 or the date on
                           which possession of the Premises has been delivered to Tenant and Substantial
                           Completion of Landlord's Work has been
                           achieved.

Landlord:                  Claremont Bridgewater I, LLC

Landlord's Mailing
Address:                   One Lakeshore Center
                           Bridgewater, MA  02324


Tenant:                    Envision Development Corporation

Tenant's Mailing
Address:                   4 Mount Royal Avenue
                           Marlboro, MA  01752

Premises:                  Approximately 25,518 rentable square feet of
                           space, as shown on EXHIBIT A, on the third floor of the building ("Building"), currently containing approximately 74,000 rentable square feet of space, located in Bridgewater, Plymouth County, Massachusetts, with an address of One Lakeshore Center
                           ("Property"). The Premises exclude elevator shafts, stairs or other common elements of the Building.

Term: Eighty-four (84) months commencing on the Commencement Date, unless sooner terminated or extended as provided herein.

Permitted Use:             General offices and software development and
                           ancillary activities related thereto and for no other use or purpose.

Base Rent:
                           Lease Years   Per Sq. Ft.    Annually      Monthly
                           -----------   -----------    --------      -------

                               1-5         $20.75     $529,498.50   $44,124.88

                               6-7         $22.25     $567,775.50   $47,314.63


Lease Year:                Twelve (12) month period beginning on the
                           Commencement Date and each anniversary of the Commencement Date; provided that if the Commencement
                           Date is not the first day of the calendar month, the first Lease Year shall include the partial calendar month at the beginning of the Term and subsequent
                           Lease Years shall commence on the anniversary of the first day of the first full calendar month during the Term.

Additional Rent:           All sums, other than Base Rent, due from Tenant
                           pursuant to the terms of this Lease.





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Pro Rata Share:            Initially (34.5%) percent. In the event that the
                           rentable square footage of either the Premises or the Building is increased or decreased during the Term, Tenant's Share shall be determined from time to time during the Term by Landlord's architect and shall be based on the ratio between the rentable square footage of the Premises and the rentable square footage of the space in the Building.

Utilities:                 Tenant shall have the right to use the utilities
                           which service the Premises as of the Commencement
                           Date. Tenant shall pay all electrical charges with respect to the Premises, which shall be separately metered by Landlord.

Broker:                    Atlantic Commercial Properties
                           185 Dean Street
                           Norwood, MA  02062

                           Hunneman Commercial Brokers
                           78 Lincoln Street
                           Boston, MA

Security Deposit:          See Section 11.17 hereof.


                              ARTICLE II - PREMISES

         2.1 PREMISES. On the terms of this Lease, Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises.

         2.2 COMMON AREAS. The term "Common Areas" shall mean all areas within the Property which are available for the common use of tenants of the Property from time to time, as designated by Landlord, and which are not leased or held for the exclusive use of Tenant or other tenants including, but not limited to, loading areas, hallways, entrances, exits, corridors and two (2) passenger elevators. Landlord may, from time to time, change the size, location, nature and use of any of the Common Areas, and convert Common Areas into leasable area but shall use reasonable efforts not to materially and adversely alter access to the Premises, shall use reasonable efforts to minimize disruption of Tenant's business, and shall not reduce the parking ratio below that required by this Lease. Tenant acknowledges that such activities may result in an inconvenience or interruption to Tenant, but that Tenant shall not be entitled to (a) any reduction in rent, except in the event that there is an interruption in Tenant's ability to conduct business for in excess of a consecutive 24 hour period, or
(b) damages, notwithstanding any interference or interruption of Tenant's business upon the Premises or any inconvenience caused by construction work.

         Tenant shall have the non-exclusive right (in common with other tenants, their employees, agents and invitees, and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the intended purposes, subject to reasonable rules and regulations established by Landlord from time to time. Tenant shall abide by such rules and regulations, shall cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations, and shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Landlord will enforce the rules and regulations in a consistent, non-discriminatory fashion with all tenants, except where leases or circumstances require otherwise. At any time, Landlord may close any Common Area to perform any acts in the Common Area as, in Landlord's reasonable judgment, are desirable to improve the Property or to protect Landlord's rights with respect to the Property. Landlord shall maintain the Common Areas in good








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order, condition, replacement and repair, subject to reasonable wear and tear.
Landlord shall maintain parking spaces for Tenant's use from time to time, which spaces may be provided in common with other tenants and occupants in the Building from time to time on a first-come, first-serve basis. The number of Tenant's parking spaces shall be calculated on the basis of four (4.0) spaces per one thousand square feet of Premises rentable square footage.

                ARTICLE III - TERM; LANDLORD'S AND TENANT'S WORK

         3.1 TERM. This Lease is for the Term beginning on the Commencement
Date.

         3.2 TENANT IMPROVEMENTS; CONDITION OF THE PREMISES. The tenant finish improvements to be provided by Landlord for the Premises shall be described in a set of plans and specifications to be developed by Landlord in cooperation with Tenant ("Landlord's Work"). Landlord shall use reasonable efforts to achieve Substantial Completion of Landlord's Work prior to the later to occur of (a) the date which is 120 days after the date on which Landlord and Tenant approve in writing a final set of plans and specifications (the "Plans"), or (b) August 1, 2000. As used herein, the term "Substantial Completion" shall mean completion of Landlord's Work, subject to completion of punchlist details of construction or mechanical adjustments which do not materially interfere with Tenant's work or use of the Premises, and the obtaining of a Certificate of Occupancy for the Premises if required by applicable law. At the time Landlord has completed Landlord's Work, Landlord shall notify Tenant, and Tenant and Landlord shall jointly inspect the Premises and prepare a punchlist of items to be completed, if any. Landlord agrees to complete any such punchlist items with respect to Landlord's Work within sixty (60) days after Substantial Completion of Landlord's Work. Landlord and Tenant shall cooperate with each other in all reasonable ways so as to coordinate their work and to achieve the completion of the work. If Substantial Completion does not occur within one hundred twenty
(120) days after the later to occur of the dates specified in clauses (a) or (b) of this sentence, as such period may be extended pursuant to Section 28(c) hereof including, without limitation, because of delays caused by the action or inaction of Tenant or due to long lead time items (the date as so extended being referred to herein as the "Outside Delivery Date"), Tenant may elect to terminate this Lease by giving written notice of such termination to Landlord on or after the Outside Delivery Date. Such termination shall be effective thirty
(30) days after the receipt of such notice by Landlord unless Substantial Completion occurs prior to the expiration of such thirty (30)-day period in which event Tenant's termination notice shall be null and void and of no effect. Landlord shall bear the cost of Landlord's Work, including, without limitation, the costs of preparing the Plans and conducting other necessary architectural and engineering work, up to a maximum of $740,000.00. Tenant shall be responsible for the cost, if any, of Landlord's Work in excess of such amount, and shall pay directly to Landlord's general contractor any such excess within seven (7) business days of receipt by Tenant from Landlord of the invoice therefor. In the event that the actual cost of Landlord's Work is less than $740,000.00, Minimum Rent payable under this Lease shall be adjusted to reflect the reduced cost of Landlord's Work.

         Landlord's Work shall be done in a good and workmanlike manner using first-class new materials and equipment, and in accordance with the requirements of all applicable Laws and Insurance Regulations as defined in Section 5.1(a).

         Subject to the completion of Landlord's Work, the Premises shall be delivered "AS-IS", subject to all recorded matters, all applicable zoning, and Laws and Insurance Regulations, as defined in Section 5.1(a), and Landlord shall not be required to make any repairs or replacements (hereafter jointly "Repairs") or improvements, alterations or additions (hereafter collectively "Improvements") to the Premises. Tenant shall have the right to inspect the Premises prior to delivery of the Premises to Tenant. Tenant's execution of this Lease shall be deemed an acknowledgment that Tenant has inspected (or had the opportunity to inspect) the Premises, is satisfied with the condition





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thereof and waives any existing defect in the condition of the Premises or
Property (latent or otherwise), subject to the completion of any necessary punchlist items.

         All Improvements, whether placed in or attached or made to the Premises prior to or during the Term, shall become and be the property of Landlord and shall be and remain part of the Premises as of the end of the Term, except any trade fixtures of Tenant. Tenant shall be solely responsible for the repair of the Improvements within the Premises except general building systems unless required as a result of the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees. In case of damage or destruction of such Improvements during the Term of this Lease, Landlord shall have the right to recover its loss from any insurance company which has insured the same.

         3.3 TENANT'S WORK. Tenant's Work, if any, shall be done in a good and workmanlike manner using first-class new materials and equipment, and in accordance with the requirements of all applicable Laws and Insurance Regulations as defined in Section 5.1(a). In the event that Tenant desires to install communications lines (such as T1 and T3 lines), such installation shall be at Tenant's sole cost and expense, and Tenant shall be required to post with Landlord a deposit in the amount of not less than one (1) years service fees depending upon the contract required by the Building's internet service provider. In the event that Tenant is able to negotiate its own separate contract with such internet service provider, then such deposit shall not be required.

                                ARTICLE IV - RENT

         4.1 BASE RENT AND ADDITIONAL RENT. Tenant shall pay Base Rent monthly, in advance, on the Commencement Date and on the first day of each calendar month thereafter. Additional Rent, which includes Operating Cost Rent, Tax Rent and all other sums (except Base Rent) payable by Tenant, shall be paid when due. If
(i) Base Rent and/or any Additional Rent is not received by Landlord or otherwise paid by the due date, or (ii) Tenant's check is not honored, and because actual damages result from late payments and dishonored checks are difficult to fix, Tenant agrees to pay $100.00 as liquidated damages for each late payment or dishonored check provided Tenant shall not be required to pay liquidated damages with respect to the first such failure unless same is not cured within five (5) days after written notice from Landlord. In addition, Landlord may charge interest from the initial due date at the rate of the lesser of eighteen percent (18%) or the maximum legal rate on all amounts not paid or received by Landlord within five (5) days of the due date. If two (2) or more of Tenant's checks are dishonored, Landlord may demand all future payments be by certified or bank check or money order. The late charge and interest payments do not modify Tenant's obligation to pay Base Rent and Additional Rent when due, nor is Landlord precluded from pursuing other remedies under the Lease or as are otherwise available.

         4.2 PAYMENT OF RENT. Tenant shall pay all Base Rent, Additional Rent and costs of every kind relating to the Premises without notice, demand, setoff, deduction, counterclaim, defense or abatement except as specifically provided in the Lease.

         4.3 TAX RENT. Tenant shall pay Tenant's Pro Rata Share of all Taxes in excess of the Tax Base ("Tax Rent"). For purposes hereof, the Tax Base shall be the Taxes for Tax Fiscal Year 2002 (July 1, 2001 through June 30, 2002, based on the assessment as of January 1, 2001). Taxes shall include real estate taxes, assessments, sales or use taxes, sewer entrance fees, rent taxes and other public charges on or relating to the Property including, without limitation, the Building, other improvements, land and personalty, taxes on rentals, and taxes in addition to or in lieu of existing taxes, foreseen and unforeseen, ordinary and extraordinary, and all reasonable costs related to attempts to secure a refund or abatement (together called "Taxes"); provided Taxes shall not include






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franchise, estate, inheritance, succession, transfer, income or excess profits taxes assessed on Landlord. Tenant also shall pay before the due date all taxes attributable to its signs or personal property, and all Tax increases resulting from Tenant's Improvements to the Premises. If less than ninety-five percent (95%) of the Building is leased and occupied on the applicable Taxes assessment date, then the Taxes for such year shall be extrapolated to reflect the Taxes that would have been assessed had the Building been ninety-five percent (95%) leased and occupied on the applicable Taxes assessment date.

         Tenant's Pro Rata Share shall be based upon Taxes provided Landlord first shall receive from any Tax refund all costs of securing the refund and, to the extent Tenant paid Taxes for which the refund was received, Tenant then shall be entitled to its Pro Rata Share of the balance. Landlord shall have sole control of all tax abatement proceedings, and the pendency of abatement proceedings or Landlord's withholding of tax payments shall not affect Tenant's obligation to pay Taxes as provided herein.

         If the Property or the Premises is not separately assessed, Landlord shall reasonably determine Tenant's Pro Rata Share of Taxes based on the assessor's worksheet and other reasonably available information.

         Tax Rent shall be paid to Landlord monthly with Base Rent in the amount which Landlord estimates, from time to time, will represent Tenant's Tax Rent. Landlord shall notify Tenant of its actual Pro Rata Share after receipt of a Tax bill, and any excess paid by Tenant shall be applied to Tenant's next Tax Rent payment or refunded, at Landlord's election, or Tenant shall pay any deficiency within thirty (30) days of such notice.

         4.4 OPERATING COSTS RENT. Commencing on January 1, 2002, Tenant shall pay Tenant's Pro Rata Share of all of the "Operating Costs" in excess of the Operating Cost Base ("Operating Cost Rent"). The Operating Cost Base shall be the Operating Costs for the period of January 1, 2001 through December 31, 2001.

         (a) "Operating Costs" include all costs and expenses of every kind and nature incurred by Landlord in operating, managing, equipping, lighting, cleaning, maintaining, repairing and replacing the Premises, the Building and the Property including, without limitation, costs for janitorial service, rubbish removal, HVAC service, utilities, landscaping and snow removal; service contracts with independent contractors including, but not limited to, elevator and HVAC maintenance; management fees equal to six percent (6%) of all Rents, Additional Rents and charges, wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance of security of the Property; the cost of all of Landlord's insurance, including, without limitation, casualty, liability and loss of rent insurance provided any and all costs incurred by Landlord shall be properly allocated between the Building and any other property of Landlord also benefitted. If less than ninety-five percent (95%) of the Building is leased and occupied at any time during the calendar year, then the Operating Costs for such year shall be extrapolated to reflect the Operating Costs that would have been incurred had the Building been ninety-five percent (95%) leased and occupied during such calendar year. In the event that other buildings are constructed on the Property, the costs of maintaining the access roads and other exterior Common Areas will be allocated among all the buildings (including the Building) in accordance with the leaseable square footage of such buildings. Operating Costs shall not include financing expenses, real estate taxes, costs paid directly by individual tenants to suppliers including tenant electricity and telephone costs. Operating Costs shall not include any utilities which are separately metered to individual tenants in the Building, the cost of build out or fit up for individual tenants in the Building, Direct Reimbursable Expenses (as defined below) of the Tenant or any other tenants, capital expenditures with respect to the Building made within the first five (5) Lease Years, and initial construction costs of any other improvements on the Property. In all Lease Years other than the first





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five (5) Lease Years, only that portion of any capital expenditures attributable to any rental year (as determined by Landlord in accordance with its accounting practices) shall be included in Operating Costs for that rental year.

         (b) Operating Costs Rent shall be paid to Landlord monthly with Base Rent in the amount which Landlord estimates, from time to time, will represent Tenant's Operating Costs Rent. Landlord shall notify Tenant of its actual Pro Rata Share within ninety (90) days of the end of each calendar year (provided Landlord's failure to so notify Tenant shall not reduce Tenant's liability when such notice is issued), and any excess paid by Tenant shall be applied shall be applied to Tenant's next Operating Cost Rent payment or refunded, at Landlord's election, or Tenant shall pay any deficiency within fifteen (15) days of such notice.

         (c) In addition to Operating Costs Rent, Tenant shall reimburse Landlord for Tenant's Direct Reimbursable Expenses. Direct Reimbursable Expenses means operating costs which can be attributable directly to the operating, maintenance, repair and/or replacement of the premises of an individual tenant or group of tenants. Such expenses include, but are not limited to, building repairs, utilities, janitorial services, HVAC and similar expenses which would otherwise qualify as operating costs. At Landlord's option and to the extent Landlord deems feasible, Landlord may (but shall not be required to) charge Direct Reimbursable Expenses, for which Tenant is responsible, directly to Tenant or pro rata to those tenants for which such expenses were incurred, and such expenses shall be due and payable within fifteen (15) days of receipt of a bill. To the extent Landlord elects to charge tenant or a group of tenants for Direct Reimbursable Expenses, the applicable amount shall not be included in Operating Costs for the purposes of determining Tenant's Pro Rata Share so as to eliminate duplication of charges. If Tenant requests that Landlord perform work on Tenant's behalf, there shall be added to the cost of such work a ten percent (10%) administrative fee.


            ARTICLE V - TENANT'S COVENANTS AND LANDLORD'S OBLIGATIONS

         5.1 GENERAL COVENANTS. In addition to Tenant's other Lease covenants, Tenant shall, at its expense,

         (a) use the Premises solely for the Permitted Use and for no other purpose, procure all required licenses and permits (other than the building permit for Landlord's Work and the certificate of occupancy with respect thereto), and not use the Premises or Property in violation of any laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises (hereafter collectively "Laws and Insurance Regulations"), or in a manner which may be injurious to or adversely affect the general character of the Property and not conduct any auction, bankruptcy or similar sale thereon;

         (b) comply with Landlord's sign criteria, if any, and sign criteria imposed by applicable governmental authorities and, in connection therewith, and any signs or lettering in the public corridors or on the doors or visible from the exterior of the Premises must be submitted to Landlord and its architect for written approval of the size, color, design and location of such signs or lettering before installation, such approval not to be unreasonably withheld or delayed (Landlord hereby agreeing that, subject to the provisions of this paragraph, Tenant may place an exterior sign on the third floor at the northeast corner of the Building);

         (c) pay, as they become due, all charges for utilities for the Premises and contract for same in Tenant's name, and Tenant acknowledges that the electricity for lights, outlets and air conditioning for the Premises shall be separately metered (the installation of such separate meters being part of






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Landlord's Work);

         (d) keep the Premises in a neat, clean, sanitary condition and in good order and repair (making replacements as necessary) including, without limitation, doors, locks, hardware, carpets, walls, ceilings, lighting, windows, plumbing, electrical, sewage, mechanical, air conditioning, ventilating and heating equipment, and all fixtures and equipment appurtenant to the Premises, provided that if Tenant makes capital expenditures necessary for repair or replacement of the HVAC systems serving the Premises during the final two (2) years of the Term (as extended), Landlord shall reimburse Tenant for the unamortized cost of such capital expenditures at the end of the Term (based on the useful life of the item). By way of example, if Tenant replaces the compressor in the HVAC system on the first day of the sixth (6th) lease year of the initial term at a cost of $1,000, and if the useful life of the compressor is five (5) years, then Landlord would reimburse Tenant on the last day of the Term for three-fifths of the cost of the compressor ($600), and Tenant would bear the remainder of the cost ($400), which would represent the two (2) years of use of the compressor of which Tenant had the benefit. In the foregoing example, if Tenant exercised its option to extend the term for an additional five-year period, then Tenant would bear 100% of the cost of the compressor.

         (e) maintain kitchen areas and all similar areas in a clean and sanitary condition free of all vermin, wash any dishes and perform any cleaning necessary to maintain kitchen areas or any other areas in the Premises in which beverages or foods may be prepared or dispensed; be responsible for any damage to the Premises arising out of frozen sprinkler system pipes caused by Tenant's failure to keep windows or doors in the Premises closed during cold weather; replace broken glass with the same quality glass; and in any event at such times as may reasonably be required to keep the Premises attractive in appearance; not overload, damage or deface the Premises; properly store and dispose of all trash using services (if any) designated by Landlord; and place and maintain business machines and mechanical equipment and Tenant's other personal property in settings sufficient to absorb and prevent vibration, noise and annoyance;

         (f) make Improvements and Repairs of whatever nature required by Laws or Insurance Regulations, except that Tenant shall not be required to make any structural Improvements, unless required as a result of Tenant's Improvements to or use of the Premises;

         (g) pay for all repairs and replacements to the Premises, the Building and the Property required by Tenant's misuse or negligence;

         (h) not act in any manner which prevents Landlord or Tenant from obtaining, or makes void or voidable, any insurance, or creates extra premiums for or increases the rate of, insurance, and if Tenant causes extra premiums or increased rates, Tenant will pay the increased cost to Landlord upon demand;

         (i) not act in any manner which prevents Landlord or Tenant from obtaining, or causes the revocation of, any government license, permit, or authority, and if as a direct or indirect result of Tenant's business an addition to or change in the same is required by Laws or Insurance Regulations, Tenant shall pay for the addition or change;

         (j) not use, permit or suffer anything to be done in the Premises or anything to be brought into or kept in the Premises, in either case, which occasions undue discomfort or annoyance to any other tenants or occupants of the Building, or which in Landlord's reasonable judgment may tend to impair the reputation or appearance of the Building or tend to interfere with the proper and economic operation of the Building by Landlord, not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for the preparation or dispensing of food, whether by vending machines or otherwise, provided that subject to the other terms and conditions of this Article and this Lease, Tenant may install at its own expense so-called hot-cold water fountains,






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coffee makers, beverage vending machines, microwave ovens, refrigerators, sinks and stoves ("kitchen areas") for the preparation of beverages and foods for consumption on the Premises by Tenant's employees only, provided that no cooking, frying, etc. are carried on in the Premises to such extent as requires special exhaust venting, and provided further that the installation and operation of such kitchen areas shall not result in any increase in Landlord's insurance premiums or costs, unless such increase is fully paid for, in advance, by Tenant, and Tenant hereby acknowledges that the Building is not engineered to provide any such special venting;

         (k) not assign, mortgage, license, transfer or encumber this Lease of the Premises in whole or in part, or sublease all or any portion of the Premises (each of the foregoing being a "Transfer") without Landlord's consent which shall not be unreasonably withheld, and any purported Transfer shall be void and confer no rights upon any third person unless Tenant first receives Landlord's prior written consent. If there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease, and, in addition to any other remedies available to Landlord, Landlord shall have the right to terminate this Lease on thirty (30) days written notice within sixty
(60) days after written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. In addition, Landlord shall be entitled to fifty percent (50%) of all consideration which Tenant receives from a sublessee or assignee (whether in a lump sum, periodic installments or otherwise) in excess of the Base Rent and Additional Rent due from Tenant under this Lease, less reasonable brokerage fees incurred by Tenant in connection with such sublease or assignment; and

         (l) abide by the Rules and Regulations attached as EXHIBIT B and any other reasonable rules and regulations made by Landlord from time to time such rules and regulations to be applied in a consistent, non-discriminatory fashion for all tenants except where leases or circumstances require otherwise.

         (m) provide security for the Premises and its own personnel.

         (n) not make any improvements or install any equipment or furniture or otherwise do anything in the Premises which would cause the load capacity (100 pounds live load) to be exceeded.

         5.2 ENVIRONMENTAL COVENANTS.

         (a) DEFINITION. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

         (b) GENERAL PROHIBITION. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of in the Premises by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees, provided that Tenant may, in accordance with applicable law, use and store hazardous materials in the amounts and of the types typically used in offices for cleaning and for office machines and computer equipment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising





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out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), reasonable expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees.

         (c) NOTICE. In the event that Hazardous Materials are discovered in the Premises, and any governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its affiliates, agents, employees, contractors, sublessees, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Premises or any portion thereof, (ii) any enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five
(5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Premises or Tenant's use or occupancy thereof.

         (d) SURVIVAL. The respective rights and obligations of Landlord and Tenant under this subsection shall survive the expiration or earlier termination of this Lease.

         5.3 LANDLORD'S OBLIGATIONS.

         (a) Landlord shall provide subject to such reimbursement as may be provided for in Section 4.4:

                  1. Access to the Building (8:00 a.m. to 8:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays) on business days (Sundays and Holidays are to be excepted) and at all other times Landlord agrees to provide limited access to the Building through mechanical systems.

                  2. Necessary elevator facilities during regular business hours (8:00 a.m. to 8:00 p.m. Monday through Friday) on business days and 8:00 a.m. to 1:00 p.m. on Saturdays (Sundays and Holidays are to be excepted) and at all other times Landlord agrees to provide limited automatic elevator service to the Premises by at least one elevator.

                  3. Heat and cooling to the Common Areas on business weekdays from 8:00 a.m. to 8:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., when heat or cooling may reasonably be required for the comfortable occupancy of the Building.

                  4. Cleaning of the lobby, elevators, public corridors, washrooms and stairs, and routine cleaning (such as dusting and vacuuming) of the Premises, including routine trash removal.

                  5. Hot and cold running water for washrooms and lavatories and hot and cold running water to kitchen areas.

                  6. Electricity for normal lighting of the main lobby, elevators, washrooms and stairs, but not for the Premises.

                  7. Shoveling of snow and sanding of ice at the entry and sidewalks to the Building and plowing of parking areas and access roads, and maintenance of landscape areas, plantings, parking areas, and Common Area lighting.

                  8. Display of Tenant's firm name on the lobby directory as per the Building standard.


                       ARTICLE VI - CONDITION OF PREMISES

         6.1 IMPROVEMENTS. Landlord shall be responsible for the cost of preparation of the initial floor plan for Tenant's Improvements prepared by Dacon and the cost breakdown of the floorplan. Notwithstanding the foregoing, Tenant may not make structural or non-structural Improvements to the Premises (or create additional access points to common areas in the Building) without Landlord's prior written consent which consent with respect to non-structural Improvements shall not be unreasonably withheld or delayed. Landlord may require, without limitation, that Tenant submit to Landlord in advance for Landlord's approval detailed plans and specifications describing Tenant's Improvements. Landlord shall present any objection to such plans and specifications within thirty (30) days after their receipt by Landlord. Upon approval of such plans and specifications by Landlord, Tenant shall construct Tenant's Improvements. All work by Tenant shall be done at Tenant's own cost (subject to Section 3.5 hereof), in a good and workmanlike manner, using first-class materials and in accordance with all Laws and Insurance Regulations, and any work which affects the structure of the Building or the Building systems shall be performed so as not, in Landlord's sole judgment, to adversely affect same. Tenant shall pay when due all charges for labor and materials in connection with any work on the Premises. Tenant shall furnish indemnification bonds against performance, liens, costs, damages and expenses in form and amount satisfactory to Landlord. Tenant's Improvements shall be deemed Improvements. At the end of the Term of this Lease, Tenant shall, at the option of Landlord, remove any and all of Tenant's Improvements and restore the Premises to their original configuration and condition (reasonable wear and tear excepted) to the installation of Tenant's Improvements including, without limitation, cutting, capping and disconnecting pipes and wires constituting Tenant's Improvements and sealing them off in a safe and lawful manner flush with the applicable wall, floor or ceiling, and redecorating the area consistent with the Improvements in the Premises.

         6.2 FIXTURES; YIELD-UP. Except as Landlord directs in writing, Tenant shall remove its goods, effects, signs and trade fixtures, and peaceably yield-up the Premises, broom-clean and in the same condition as at the Commencement Date, reasonable wear and tear excepted, with all Repairs, including painting and patching to the Premises required by such removal, having been made and all utility lines left exposed or unconnected having been capped. If Tenant fails to remove its property or to make the Repairs by the end of the Term, Landlord may remove and store Tenant's property in a public warehouse at Tenant's expense or sell same at public auction, and make the Repairs, and Tenant promptly shall reimburse Landlord for its costs.

         6.3 MECHANIC'S LIEN. Tenant shall immediately discharge (by payment, filing of bonds or otherwise) any mechanic's, materialmen's or other lien against the Premises and/or Landlord's interest therein arising out of any payment due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant.

                                  ARTICLE VII -

         7.1 INSURANCE. TENANT shall maintain, at its sole expense, coverages in the following amounts, and such additional types and amounts of insurance as Landlord may reasonably require in accordance with customary practices, or as may be required by Landlord's lender, including the following coverages:

         (a) COMMERCIAL GENERAL LIABILITY INSURANCE covering the insured against claims of Bodily Injury, Personal Injury and Property Damage arising out of Tenant's operations, assumed liabilities or use of the Property and the Premises, including the performance by Tenant of the indemnity agreements set forth in Section 7.3 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability $1,000,000.00 Each Occurrence and $3,000,000.00 Annual Aggregate and (ii) Personal Injury Liability $1,000,000.00 Each Occurrence and $3,000,000.00 Annual Aggregate, or combined single limit coverage of $3,000,000.00 or in such higher limits as or may be reasonably required by Landlord based upon inflation, increased liability awards, recommendations of Landlord's professional insurance advisors and other relevant factors or any Mortgagee, as hereinafter defined. Liability policies obtained should be extended to include Contractual Liability, Personal Advertising Injury, Products/Completed Operations, Host or Full Liquor Liability and Fire Legal Liability.

         (b) PROPERTY DAMAGE INSURANCE covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) all Tenant improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake coverage.

         (c) BOILER AND MACHINERY INSURANCE. If during the Term of this Lease, Tenant shall receive Landlord's prior written consent to operate on the Property a boiler or other pressured vessels, Tenant shall, as a pre-condition to installing the same, place and maintain Boiler Insurance with Limits of Liability in an amount not less than $250,000.00 Per Occurrence or as needed, and providing coverage for the full replacement value thereof.

         (d) WORKER'S COMPENSATION/EMPLOYER'S LIABILITY INSURANCE. If the nature of Tenant's use of the Premises requires that any or all of its employees be provided coverage under State Worker's Compensation Insurance or similar statutes, Tenant shall keep in force Worker's Compensation Insurance or similar statutory coverage containing statutorily prescribed limits and Employer's Liability with limits of at least $1,000,000.00 Bodily Injury by Accident for Each Accident, $1,000,000.00 Bodily Injury by Disease for Each Person and $1,000,000.00 Bodily Injury by Disease policy limit.

         Landlord and Tenant acknowledge that insurance markets experience rapid changes, and that insurance in the form and amounts described in this Lease may not be available in the future. Therefore, if Tenant is unable to maintain the insurance required under this Lease, Tenant shall remain obligated to maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of any insurance required under this Lease and, as a result, Tenant shall obtain any such additional insurance which Tenant deems necessary to protect Landlord and Tenant. The amount and coverage of Tenant's insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease.

         7.2 TENANT'S RISK. Except as modified by statute, all merchandise, furniture, fixtures and property which may be on or about the Premises, Building or Property shall be at the sole risk and hazard of Tenant.

         7.3 GENERAL REQUIREMENTS. All insurance policies shall be with companies qualified to do business in the state in which the Premises are located and acceptable to Landlord, and shall name Landlord, and if Landlord so requests, Landlord's mortgagee(s) and any other party, as insured parties on casualty policies and additional named insureds on liability policies. In addition, all liability insurance obtained by Tenant shall be (a) primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance of Tenant; (b) contain cost liability endorsements or a severability of interest clause acceptable to Landlord; (c) be written on an occurrence basis; and (d) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 7.4. Tenant shall deliver a copy of the policies or certificates of all insurance to Landlord prior to the earlier of entry on the Premises or the Commencement Date, and copies of the new policies or new certificates not later than thirty (30) days prior to the expiration of each policy. Each policy shall provide (and the certificate shall evidence) that it will not expire, or be cancelled or modified without thirty
(30) days prior written notice to Landlord and, if Landlord requests, to Landlord's mortgagee(s). If Tenant fails to deliver a policy or certificate to Landlord as required or if any policy is cancelled or modified during the term without Landlord's consent, Landlord may obtain such insurance on behalf of Tenant in which case Tenant shall reimburse Landlord, as additional rent, for the cost of such insurance plus interest at the rate set forth in Section 4.1 within fifteen (15) days after receipt of a statement indicating the cost of such insurance.

         7.4 INDEMNITY. Tenant shall save Landlord harmless, and shall exonerate and indemnify Landlord from all claims, liabilities, penalties and expenses arising (a) in connection with death, injury and/or property damage on or related to the Premises which Tenant acknowledges are, subject to the terms of the Lease, under Tenant's exclusive or substantial control, charge, custody and possession (except to the extent caused by any act or omission of Landlord, its agents contractors, or employees), or (b) anywhere if caused wholly or in part by any act or omission of Tenant, its officers, agents, employees, other occupants of the Premises or Tenant's invitees. If Landlord is threatened with or made a party to any litigation commenced by or against Tenant or any of the above parties, or with respect to any matter described above, Tenant shall indemnify and defend Landlord with counsel reasonably acceptable to Landlord or, at Landlord's option, shall advance to Landlord all costs including reasonable attorney's fees in connection with such litigation. All of the foregoing shall be limited to the extent required by Law.

         7.5 WAIVER OF SUBROGATION.

         (a) Landlord and Tenant release each other and each other's officers, directors, employees and agents from liability or responsibility for any loss or damage to their respective property covered by valid and collectible insurance, or which would have been covered if the party complied with the provisions of this Lease. The release shall apply to the parties and anyone claiming through or under the parties by way of subrogation or otherwise, and even if the occurrence was caused by the fault or negligence of a party or anyone for whom a party is responsible, provided the release shall be applicable only for loss or damage occurring when the releasor's policies provide that the release shall not adversely affect the policies or the releasor's recovery rights. Landlord and

Tenant each agree that its policies will include such a provision if available without extra cost, or if the other party pays the extra cost, and each promptly shall notify the other of any extra cost.

         (b) Notwithstanding any other provision of this Lease and subject to applicable law, (i) Landlord shall not be liable to Tenant for any loss or damage, whether or not such loss or damage is caused by the negligence of Landlord, its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Tenant; and (ii) Tenant shall not be liable to Landlord for any loss or damage, whether or not such loss or damage is caused by the negligence of Tenant or its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Landlord.

         7.6 LANDLORD'S INSURANCE. Landlord represents and warrants to Tenant that, on the date of this Lease, Landlord carries insurance with respect to the Building and the Property of the types and in the amounts set forth on EXHIBIT C hereto, and Landlord agrees to maintain throughout the Term such insurance or such other insurance as may be required by Landlord's lender or as may be customary for buildings similar to the Building.

                  ARTICLE VIII - CASUALTIES AND EMINENT DOMAIN

         8.1 DAMAGE. If the Premises become untenantable in whole or part because of fire or other casualty covered by insurance, or as the result of a taking of, or damage to, the Premises or the Building as a result of the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof ("Taking"), then unless the Lease is terminated in accordance with Section 8.2, Landlord, with reasonable dispatch (but subject to delays for adjustment of insurance proceeds and causes beyond Landlord's reasonable control), shall repair the damage so that the Premises are in substantially the same condition as on delivery of possession subject to rights of mortgagees, zoning laws, and building codes then in existence, and provided Landlord shall not be required to expend more than the net insurance proceeds Landlord receives for damage to the Premises or the net Taking award attributable to the Premises. "Net" means the insurance proceeds or award less all costs and expenses, including adjusters and attorney's fees, of obtaining the same. Notwithstanding the foregoing to the contrary, (a) Tenant shall be required to pay to Landlord the amount of any deductible under Landlord's insurance policy if the casualty is the result of the acts or omissions of Tenant, its subtenants, assignees or the employee, agents, or visitors of any of such parties and (b) Landlord shall have the right to require Tenant to perform all or any portion of the repair which Landlord would otherwise make and Landlord shall reimburse Tenant for the cost thereof. Tenant immediately shall give written notice to Landlord of any damage to the Premises.

         8.2 TERMINATION RIGHTS.

         (a) If either the Premises or Building are damaged to the extent of 10% or more of its insurable value, or by a risk not covered by Landlord's insurance, or the cost of repair would excess $50,000.00, or the damage is of a character that it cannot reasonably be repaired within sixty (60) days of the date on which repair work commences, or

         (b) If 25% or more of either (i) the floor area of the Building, or
(ii) the land which constitutes the Premises is Taken,

then Landlord may elect to terminate this Lease by written notice to Tenant (x) within sixty (60) days after the damage or (y) within six (6) months of the date on which the condemning authority has the right to possession ("Taking Date") in which case the Lease shall terminate as of the Taking Date. If the entire Premises are taken by eminent domain, except for temporary use, this Lease shall terminate automatically as of the Taking Date.

         8.3 ABATEMENT. If a portion of the Premises is damaged or Taken, except for temporary use, and this Lease is not terminated, the Base Rent and Tenant's Pro Rata Share shall be reduced proportionately based on the area of the Premises damaged and therefore not used by Tenant, or Taken, until the earlier of when Landlord's Repairs to the Premises are completed or Tenant begins using the damaged area.

         8.4 TAKING FOR TEMPORARY USE. If the Premises is Taken for temporary use, this Lease and Tenant's obligations shall continue, except to the extent the Taking renders compliance impossible or impracticable.

         8.5 DISPOSITION OF AWARDS. Except for any separate award for Tenant's movable trade fixtures or relocation expenses which does not reduce Landlord's award, all Taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation. Tenant assigns to Landlord Tenant's share of such award, waives any rights with respect to the loss of its leasehold interest and the Premises, and agrees to execute such instruments as may be necessary to confirm the assignment and to deliver to Landlord any such award recovered by Tenant except the separate award described above.


                       ARTICLE IX - DEFAULTS AND REMEDIES

         9.1 TENANT'S DEFAULT. The following conditions shall be considered a "Default" by Tenant:

         (a) failure to pay Base Rent or the scheduled amount of any Additional Rent when due, provided that with the first failure to pay on any twelve (12) month period, Tenant shall be entitled to written notice and five (5) day cure period, or failure to pay any unscheduled payment of Additional Rent or any other charge payable by Tenant to Landlord hereunder within fifteen (15) days of receipt by Tenant of Landlord's notice that such amount is due; or

         (b) Tenant's leasehold estate is taken by execution or other process of law; or Tenant is liquidated, dissolved, commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignment of Tenant's property is made for the benefit of creditors or a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Tenant's property; or any reorganization or similar proceedings are commenced by or against Tenant under any bankruptcy or insolvency law and not dismissed within sixty (60) days from its commencement; or any court enters an order providing for the modification of rights of Tenant's creditors; or

         (c) vacating the Premises or closing for business for an aggregate period during the Term exceeding thirty (30) days except for fire or casualties; or

         (d) a Transfer without Landlord's prior written consent; or

         (e) failure to perform or observe any other Lease terms or covenants for a period of thirty (30) days after notice, or if same shall reasonably take longer than thirty (30) days, if Tenant fails to commence same promptly and to complete same with due diligence; or

         (f) any other breach for which the Lease gives Landlord the right of termination.

         If Tenant Defaults, Landlord may at any time until the Default is cured either (1) terminate this Lease by written notice effective on the date of the notice or on any date specified in the notice, or (2) without demand or notice, re-enter, take possession and repossess the Premises and, with a court order and at Tenant's risk, expel Tenant and those claiming under Tenant and remove, store and sell their effects at public action, all without prejudice to any remedies for arrearages or preceding Defaults. The net proceeds of any sale shall be applied to sums due to Landlord from Tenant and the balance paid to Tenant. Tenant waives all statutory rights (including rights of redemption) to the extent such rights may be lawfully waived. With or without terminating this Lease, Landlord may re-let all or any part of the Premises from time to time for periods (even if beyond the Term of this Lease), at such rental, and upon the terms and conditions as Landlord deems advisable, and may make Improvements and Repairs to the Premises. No re-entry or taking of possession by Landlord shall terminate this Lease unless Landlord gives a written notice of such intention to Tenant or a court of competent jurisdiction terminates the Lease.

         9.2 DAMAGES. Tenant's liability and obligations under this Lease shall survive termination or repossession, and Tenant shall pay as current damages the Base Rent, Additional Rent and other sums up to what would have been the end of the Term in the absence of the termination or repossession, with a credit for the net proceeds, if any, Landlord receives from any reletting of the Premises, after deducting all of Landlord's expenses in connection with the reletting including, without limitation, expenses of preparing the Premises for the reletting. Tenant shall pay the current damages to Landlord on the days Base Rent would have been payable if not for the termination or repossession. In addition, and notwithstanding any Lease provision or the termination of this Lease, Tenant shall reimburse Landlord for any free rent and construction allowance, and all other reasonable and customary expenses and liabilities incurred by Landlord in connection with Tenant's Default including brokerage commissions, reasonable attorneys' fees, and reasonable alteration costs. Landlord shall have an obligation to use commercially reasonable efforts to re-let the Premises and otherwise to use commercially reasonable efforts to mitigate damages.

         After any termination or repossession, whether or not Landlord has collected any current damages, Tenant shall pay to Landlord, at Landlord's option and on demand, liquidated final damages in lieu of all current damages beyond the date final damages are paid. The final damages shall be the amount by which (i) all rent and other charges which would be payable from the date to which Tenant paid current damages through what would have been the unexpired Term exceeds (ii) the then fair net rental value of the Premises for the same period. If any law validly limits the amount of final liquidated damages to less than described above, Landlord shall be entitled to the maximum amount legally allowed. For purposes of this Section, the rent is Tenant's highest total Base and Additional Rent due for any twelve (12) month period preceding the termination or repossession.

         9.3 LANDLORD'S SELF HELP. If Tenant Defaults, Landlord may, at its option, without waiving its right to terminate this Lease or its claim for damages, cure the Default, and Tenant shall reimburse Landlord for any amount paid or contractual liability incurred by Landlord in doing so; provided Landlord may immediately cure any Default or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord's interests, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand, such amount shall be added to the next payment of rent due without further notice. Landlord agrees to give Tenant prior notice of Landlord's intention to enter the Premises for the purposes of exercising such self-help right, except in case of emergency.

         9.4 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default hereunder unless its default continues for thirty (30) days, or such additional time as is reasonably required to correct its default, after Tenant has given written notice to Landlord specifying the nature of the alleged default. If Landlord is in default, Landlord shall use due diligence to commence curing the default within a reasonable time after receipt of notice thereof.


                            ARTICLE X - SUBORDINATION

         10.1 SUBORDINATION. Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, overlease, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extensions ("Mortgages") provided Tenant receives from each Mortgagee (which shall include ground lessor) a Non-Disturbance Agreement whereby Tenant's rights to possess the Premises shall not be disturbed in the event of a foreclosure of the applicable Mortgage, or (ii) if the Mortgagee elects, prior to the lien of any present or future Mortgagee. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named Landlord. Tenant concurrently shall give Mortgagee the same notices given to Landlord, and Mortgagee shall have the same opportunity and rights to cure as is available to Landlord to cure a default provided Mortgagee shall have an additional thirty (30) days after the expiration of Landlord's cure period within which to commence a cure or such longer period as may be reasonably necessary including, without limitation, any period of time reasonably required for the Mortgagee to obtain possession of the Property or the Premises from Landlord. Mortgagee's curing of any of Landlord's default shall be treated as performance by Landlord. Although this Section shall be self-executing and no further instrument shall be necessary, Landlord agrees to give Tenant written notice of any Mortgages, and Tenant shall execute and deliver any instruments Landlord reasonably requires for the above purposes, provided that Tenant receives a Non-Disturbance Agreement from the Mortgagee as set forth above. An assignment of lease or similar document shall not result in the assignee having any liability until the assignee takes possession. Notwithstanding the foregoing to the contrary, Landlord shall use reasonable efforts to obtain a so-called "non-disturbance agreement" for Tenant from any existing and future mortgagees.

         10.2 REQUEST BY MORTGAGEE. If a Mortgagee or prospective Mortgagee requests any Lease modifications which do not have a material adverse effect on Tenant's rights, Tenant will enter into a written modification agreement in recordable form (which shall have the same force as a Lease amendment) if the Mortgagee forecloses or takes similar action. The modification shall not affect the length of the Term or the size, use, or location of the Premises.

                      ARTICLE XI - MISCELLANEOUS PROVISIONS

         11.1 PARTIES BOUND. Except as otherwise provided, the Lease agreements and conditions to be performed and observed by Landlord or Tenant shall bind and inure to the heirs, legal representatives, successors and assigns of each, provided no reference to Tenant's successors and assigns will constitute a consent to a Transfer by Tenant. If Tenant consists of more than one person or entity, or if there is a guarantor, then all such persons, entities and guarantors shall be jointly and severally liable and the word "Tenant," as used in this Lease, including Article IX, includes such person, entities, and guarantors. The word "Landlord" means only the owner, or the lessee if this Lease becomes subject to an overlease, or the mortgagee in possession of the Premises, for the time being, so that if the Premises is sold, a mortgagee takes possession, or another becomes landlord, all prior landlords, including Landlord, automatically shall be entirely relieved of all landlord covenants and obligations accruing thereafter. If the entity which holds Landlord's interest in this Lease is a trust, then the Landlord obligations shall be binding upon the trustees of said trust, as trustees and not individually, and not upon the trust estate.

         11.2 LANDLORD'S LIABILITIES AND ADDITIONAL RIGHTS.

         (a) Landlord shall have no obligations or liability with respect to or in any way connected with the Premises or the Building, or services to be provided from same, except to the extent, if any, specifically set forth in the Lease. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently or fails to commence repairs within a reasonable time after Landlord receives notice from Tenant, and Landlord's liability in any case shall be limited to the cost of making the required repairs.

         (b) Landlord shall not be liable for indirect or consequential damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof, or from leaks of water, snow, or rain from the plumbing, roof, or for wetness or dampness for any reason.

         (c) Tenant agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is related to this Lease or the Premises, whether at law or in equity, shall be satisfied out of Landlord's equity in the Premises, and further agrees to look only such assets and to no other assets of Landlord for satisfaction. In no event shall Tenant have the right to deduct any amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, Tenant's sole remedy being an independent action against Landlord for such claim.

         (d) Landlord reserves the right at any time or times during the Term and without charge, abatement or reduction in rent, after prior reasonable notice to Tenant (except in the case of an emergency) (i) to examine the Premises at reasonable times; (ii) to show the Premises at reasonable times commencing six (6) months prior to the end of the Term; (iii) to put up "For Sale" or "For Rent" signs, which signs Tenant shall not move, remove, block or otherwise interfere with; (iv) to perform such work as may be required by this Lease, any public authority, or to facilitate making repairs or improvements to the Building, the Property or any portion thereof, provided that unless any such work is of an emergency nature, Landlord shall give reasonable notice and shall use reasonable efforts to minimize interference with Tenant's operations; (v) to make repairs which Tenant fails to make promptly; and (vi) to enter upon the Premises for the foregoing purposes.

         11.3 COVENANTS AND CONDITIONS. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

         11.4 COSTS AND EXPENSES. Acts to be done by Tenant pursuant to this Lease shall be at the cost and expense of Tenant unless a contrary intent is expressed. In addition, Tenant shall reimburse Landlord for any costs or expenses incurred in connection with enforcement of this Lease by Landlord.

         11.5 HOLDING OVER. If Tenant or anyone claiming under it holds over after end of the Term, the party shall, prior to Landlord's acceptance of rent, be a tenant at sufferance, and, after Landlord's acceptance of rent, be a tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided that Tenant shall pay Base Rent for the period of such tenancy at the greater of 1.75 times the highest rate of Base Rent payable during the Term or market rent, and, in addition, Tenant shall be liable for all damages incurred by Landlord (including consequential damages) as a result of the holding over.

         11.6 QUIET ENJOYMENT. Provided Tenant timely pays all rent and performs and observe the terms, conditions and covenants of the Lease, Tenant may





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

peaceably and quietly have, hold and enjoy the Premises as provided in the Lease, without hindrance or molestation from Landlord or anyone claiming legally under Landlord, subject to the terms of this Lease and any instruments having priority.

         11.7 NO BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with this Lease except the Broker (if any). Tenant agrees to defend and indemnify Landlord against any brokerage claims related to this Lease other than by the Broker. Landlord shall pay all commissions due to Broker in accordance with a separate agreement.

         11.8 CERTIFICATES. Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord or to any prospective Mortgagee or purchaser
(a) an estoppel certificate in recordable form stating such information as Landlord reasonably requests, and the certificate shall be binding on Tenant, and (b) such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any Transferee or Guarantor of Tenant, and Tenant represents and warrants that each such financial statement shall be true and accurate as of the date thereof. All financial statements shall be confidential and shall be used only for the purposes relating to this Lease or the Property. Landlord agrees to deliver to Tenant within ten (10) days after Tenant's request, an estoppel certificate stating whether this Lease is in full force and effect and whether Landlord is aware of any defaults hereunder and providing such other information as is reasonable and customary in a landlord's estoppel.

         11.9 NOTICES. Any notice, consent, or other communication relating to this Lease shall be given in writing and by hand, by registered or certified mail or overnight express mail such as "Federal Express", postage or charges prepaid, to the other party's Notice Address or for Tenant to the Premises, to such other address or addresses as may be designated by the party by notice, and if to a Mortgagee, to such address as the Mortgagee shall designate.

         11.10 NO WAIVER. Landlord's or Tenant's failure to complain of any act or omission of the other, no matter how long it continues, shall not be deemed a waiver of any of Landlord's or Tenant's rights. Landlord's or Tenant's waiver, express or implied, of any breach of this Lease shall not be deemed a waiver of a breach of any other provision or a consent to any subsequent breach of the same or any other provision. Landlord's or Tenant's consent to or approval to any action on one occasion shall not be deemed a consent to or approval of any other action or to such action on any subsequent occasion. Tenant's payment or Landlord's acceptance of a lesser amount than is due from Tenant to Landlord shall not be deemed anything but payment on account and Landlord's acceptance of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying the check that the lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept the check without prejudice to recover the balance due or pursue any other remedy. All of Landlord's and Tenant's rights and remedies under this Lease or by operation of law, either at law or in equity, for any breach shall be distinct, separate, cumulative and non-exclusive and shall not be deemed inconsistent with each other.

         11.11 FORCE MAJEURE. If Landlord's or Tenant's performance of any act (other than the payment of money) is delayed, or prevented because of strikes, lockouts, labor troubles, inability to procure materials, power failures, restrictive Laws, riots, insurrection, war, collection of insurance proceeds or taking awards or other causes beyond Landlord's or Tenant's reasonable control, then Landlord's or Tenant's performance shall be excused for the period of the delay and any time period shall be extended for an equivalent period.

         11.12 RECORDING. Tenant shall not record this Lease, but may record a memorandum in form acceptable to Landlord and Tenant hereof. Any breach of this covenant shall cause this Lease to terminate automatically, if Landlord so elects in writing.




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

         11.13 PARAGRAPH HEADINGS. All paragraph headings are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

         11.14 GOVERNING LAW. This Lease shall be governed by the laws of the state in which the Premises are located.

         11.15 SEPARABILITY; CONSTRUCTION AND INTERPRETATION. If any Lease term or provision or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Lease, or the application of the term or provision to other persons or circumstances shall not be affected, and the Lease shall be valid and be enforced to the fullest extent permitted by law. If any Lease provision is capable of two constructions, then the provision shall have the meaning which renders it valid.

         11.16 WHEN LEASE BECOMES BINDING; ENTIRE AGREEMENT. Landlord's employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking, and the submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein, and no oral statements or prior or contemporaneous written matter, whether by the parties or otherwise, which is not specifically incorporated herein shall be of any force or effect. In entering into this Lease, Tenant relies solely upon the representations and agreements contained herein. This Lease shall not be modified except by writing executed by both parties and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

         11.17 SECURITY DEPOSIT.Within seven (7) days after full execution and delivery of this Lease by the parties hereto, Tenant shall deposit with Landlord an irrevocable standby letter of credit in form and substance satisfactory to Landlord in the amount of $650,000.00 (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit. If Landlord shall use, apply or retain the Security Deposit in whole or in part and the Lease continues or Tenant's occupancy continues in the Premises, Tenant shall within ten (10) days after written notice form the Landlord make such further or other deposit of monies as may be necessary to bring the balance of the deposit to a sum equal to the initial Security Deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within ninety (90) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or other transfer of the Building, or leasing of the entire Building including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the






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

vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit then remaining. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Notwithstanding the foregoing, in the event that Tenant, during the term of this Lease, raises in excess of $25,000,000.00 in equity capital, the amount of the Security Deposit required hereunder shall be reduced to $325,000.00, and in the event that Tenant, during the term of this Lease, raises in excess of $50,000,000.00 in equity capital, then Landlord agrees to return the unused portion of the Security Deposit to Tenant. Landlord agrees to notify Tenant in the event that Landlord intends to draw upon the Security Deposit, but the giving of such notice shall not be a precondition to the exercise of Landlord's rights to draw upon the Security Deposit.












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

         11.18 EXECUTION. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original for all purposes.

      EXECUTED AS A SEALED INSTRUMENT.

LANDLORD:
CLAREMONT BRIDGEWATER I, LLC


By: /s/ Michael Cahill
  -------------------------------
Claremont Bridgewater I, LLC


TENANT:
ENVISION DEVELOPMENT CORPORATION


By: /s/ William J. Patch
  -------------------------------
                                          its
Print Name: William J. Patch              hereunto duly authorized






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